   As filed with the Securities and Exchange Commission on December 11, 1998

                                                 Registration No. 33-___________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           CROSS TIMBERS OIL COMPANY
            (Exact name of registrant as specified in its charter)


             DELAWARE                                  75-2347769
      (State or other jurisdiction of               (I.R.S. Employer
       incorporation or organization)              Identification No.)

           810 HOUSTON STREET, SUITE 2000, FORT WORTH, TEXAS  76102
             (Address of Principal Executive Offices)  (Zip Code)


               CROSS TIMBERS OIL COMPANY EMPLOYEES' 401(K) PLAN
                           (Full title of the plan)

                              MR. BOB R. SIMPSON
                        810 HOUSTON STREET, SUITE 2000
                           FORT WORTH, TEXAS  76102
                    (Name and address of agent for service)

                                (817) 870-2800
         (Telephone number, including area code, of agent for service)

                                  ----------

                                   Copy to:

                          KELLY, HART & HALLMAN, P.C.
                          201 MAIN STREET, SUITE 2500
                           FORT WORTH, TEXAS  76102
                        ATTN: F. RICHARD BERNASEK, ESQ.

                        CALCULATION OF REGISTRATION FEE

================================================================================================================
                                            AMOUNT                                  PROPOSED
                                             TO BE             PROPOSED             MAXIMUM          AMOUNT OF
TITLE OF SECURITIES TO BE                 REGISTERED       MAXIMUM OFFERING        AGGREGATE       REGISTRATION
        REGISTERED                           (1)         PRICE PER SHARE (2)     OFFERING PRICE       FEE (2)
----------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value,               500,000            $8.9375            $4,468,750         $1,242.31
 and Series A Junior Participating           shares
 Preferred Stock Preferred Share
 Purchase Right

_________
(1) Pursuant to Rule 416(a), the number of shares of Common Stock registered hereunder includes such indeterminate number of additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Computed pursuant to Rule 457(c) and (h) based on the average of the high and low prices on December 7, 1998.
================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents and all documents subsequently filed by Cross Timbers Oil Company ("the Company") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and shall be deemed to be a part hereof from the date of the filing of such documents:

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

          (b) The Company's Employees' 401(K) Plan Annual Report on Form 11-K for the year ended December 31, 1997;

          (c) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998, and September 30, 1998 and Current Reports on Form 8-K dated February 12, 1998, February 16, 1998 (Amendment No. 1 to Report dated December 1, 1997), February 18, 1998, February 25, 1998, April 13, 1998, April 17, 1998, April
              21, 1998, April 24, 1998, May 19, 1998, July 2, 1998 (Amendment
              No. 1 to Report dated April 24, 1998), and August 26, 1998; and

          (d) The description of the Company's Common Stock in the Company's Registration Statement on Form S-1 (Commission File No. 33-59820) as filed with the Securities and Exchange Commission on March 19, 1993 pursuant to the Securities Exchange Act of 1934; and

          (e) "Item 1. Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8-A (Commission File No. 1-10662) describing the Company's Preferred Stock Purchase Rights, as filed with the Securities and Exchange Commission on September 8, 1998, pursuant to the Securities Exchange Act of 1934.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law, pursuant to which the Company is incorporated, provides that a Delaware corporation shall have the power to indemnify anyone made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually or reasonably incurred by him in connection with such action, suit or proceeding if he (i) acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; (ii) with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and (iii) a determination of indemnification is made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (b) by independent legal counsel in a written opinion if a quorum of directors is not obtainable or a quorum of disinterested directors so directs, or (c) by the stockholders. In the event of a threatened, pending or completed action or suit by or in the right of the Company to procure judgment in their favor, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          Article Nine of the Company's Certificate of Incorporation permits the Company to indemnify its present or former directors, officers, employees or agents or any person who served or is serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the full extent permitted by the laws of the State of Delaware, and Section 7.9 of the Company's Bylaws generally provides that the Company shall indemnify its officers, agents and directors to the full extent permitted by Delaware law.

          To the extent that a director, officer, employee or agent of the Company has been successful in the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          With respect to insurance coverage of the Company's officers and directors against liabilities which they may incur in their capacities as such,
Section 145 of the Delaware General Corporation Law permits the Company to purchase and maintain insurance on behalf of its officers, directors, employees, or agents against any liabilities asserted against or incurred by such persons in any such capacity, or arising out of their status as such, whether or not the Company would have the power to indemnify such person against such liabilities. The Company currently has such insurance coverage for its officers and directors.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

ITEM 8.   EXHIBITS.

               EXHIBIT NUMBER                                            PAGE
               AND DESCRIPTION                                          NUMBER
               ---------------                                          ------

          (4) Instruments defining the rights of security holders, including indentures

               4.1 Cross Timbers Oil Company Employees' 401(k) Plan
                   (incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-8, File No.
                   33-64274)

               4.2 Specimen Stock Certificate (incorporated by
                   reference to Exhibit 4.1 to Registration
                   Statement on Form S-1, Registration No.
                   33-59820)

          (5) Opinion re legality

              5.1 Qualification letter dated February 27, 1991 from
                  the Internal Revenue Service (incorporated by reference to Exhibit 5.1 to Registration Statement on Form S-8, File No. 33-64274)

         (15) Letter re unaudited interim financial information

              15.1 Awareness letter of Arthur Andersen LLP

         (23) Consents of experts and counsel

              23.1  Consent of Arthur Andersen LLP

         (24) Power of attorney (included on page 6 of the Registration Statement)

ITEM 9.   UNDERTAKINGS.

          The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions summarized under Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on December 11, 1998.

                               CROSS TIMBERS OIL COMPANY


                               By:    J. RICHARD SEEDS
                                  ----------------------------------------------
                                      J. Richard Seeds, Executive Vice President

                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bob R. Simpson, Steffen E. Palko and J. Richard Seeds, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


   SIGNATURE              TITLE                              DATE
   ---------              -----                              ----

BOB R. SIMPSON         Chairman of the Board;             December 11, 1998
---------------------  Chief Executive Officer;
Bob R. Simpson         Director (Principal Executive
                       Officer)

STEFFEN E. PALKO       Vice Chairman; President;          December 11, 1998
---------------------  Director
Steffen E. Palko

J.  RICHARD SEEDS      Executive Vice President;          December 11, 1998
---------------------  Director
J. Richard Seeds

J. LUTHER KING, JR.    Director                           December 11, 1998
---------------------
J. Luther King, Jr.

JACK P. RANDALL        Director                           December 11, 1998
---------------------
Jack P. Randall

SCOTT G. SHERMAN       Director                           December 11, 1998
---------------------
Scott G. Sherman

LOUIS G. BALDWIN       Senior Vice President; Chief       December 11, 1998
---------------------  Financial Officer (Principal
Louis G. Baldwin       Financial Officer)

BENNIE G. KNIFFEN      Senior Vice President;             December 11, 1998
---------------------  Controller (Principal
Bennie G. Kniffen      Accounting Officer)